UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2022
____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NATI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The annual meeting of stockholders of National Instruments Corporation (the “Company”) was held on May 10, 2022 (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved the 2022 Equity Incentive Plan (the “2022 Plan”).  The 2022 Plan previously had been recommended for approval by the Compensation Committee of the Board of Directors of the Company (the “Board”), and approved, subject to stockholder approval, by the Board.  The 2022 Plan permits the granting of restricted stock and restricted stock units. Employees, directors and consultants of the Company and its subsidiaries are eligible to participate in the 2022 Plan.   The 2022 Plan share reserve includes 4,500,000 shares of the Company’s common stock, $0.01 par value, plus (i) the number of shares which have been reserved but not issued under the 2020 Equity Incentive Plan, the 2015 Equity Incentive Plan, the 2010 Equity Incentive Plan and the 2005 Equity Incentive Plan as of May 10, 2022, and (ii) any shares returned to the 2020 Equity Incentive Plan, the 2015 Equity Incentive Plan, the 2010 Equity Incentive Plan or the 2005 Equity Incentive Plan, as a result of the expiration or termination of awards, or the forfeiture or repurchase of the underlying shares, after May 10, 2022. The foregoing description of the 2022 Plan is qualified in its entirety by the text of the 2022 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Grants under the 2022 Plan may be evidenced by entry into a Restricted Stock Unit Award Agreement (Non-Employee Director), Restricted Stock Unit Award Agreement (Employee – Performance-Based Vesting Award), or Restricted Stock Unit Award Agreement (Employee – Time-Based Vesting Award), forms of which are filed as Exhibits 10.2, 10.3, and 10.4, hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 10, 2022, the Company’s stockholders voted on the following five proposals and cast their votes as described below.

1.	The Company’s stockholders elected each of the following individuals to serve on the Board for a term of three years, or until his successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
James E. Cashman, III	84,356,298	28,526,636	11,218,351
Liam K. Griffin	85,577,706	27,305,228	11,218,351
Eric H. Starkloff	111,430,653	1,452,281	11,218,351

2.	The Company’s stockholders approved the proposal to increase the number of shares reserved under the National Instruments Corporation 1994 Employee Stock Purchase Plan by 3,000,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,226,687	358,836	297,411	11,218,351

3.	The Company’s stockholders approved the 2022 Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,950,958	3,767,914	164,062	11,218,351

4.	The Company’s stockholders approved, on an advisory (non-binding) basis, the Company’s executive compensation program.

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,424,400	10,197,212	261,322	11,218,351

5.	The Company’s stockholders ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2022.

Votes For	Votes Against	Abstentions
119,729,588	4,316,406	55,291

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	National Instruments Corporation 2022 Equity Incentive Plan
10.2	2022 Form of Restricted Stock Unit Award Agreement (Non-Employee Director Award)
10.3	2022 Form of Restricted Stock Unit Award Agreement (Employee – Performance-Based Vesting Award)
10.4	2022 Form of Restricted Stock Unit Award (Employee – Time-Based Vesting Award)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ R. Eddie Dixon, Jr.
Name: R. Eddie Dixon, Jr. Title: Chief Legal Officer, Senior Vice President & Secretary

Date:  May 12, 2022